EXHIBIT 4.1

MINDSPEED TECHNOLOGIES, INC.

The Corporation will furnish without charge to each stockholder who so requests, a copy of the provisions setting forth the voting powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the Transfer Agent named on the face hereof.

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth (and as defined) in a Rights Agreement between the Corporation and Mellon Investor Services LLC, dated as of June 26, 2003, as amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this Certificate. The Corporation will mail to the holder of this Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF: JUNE 20, 2008 MINDSPEED TECHNOLOGIES, INC. TSB 30295 BK

SALES: E. BUCKLEY 951-340-1950	OPERATOR: AP
7 / LIVE JOBS / M /Mindspeed 30295 BK	Rev. 1

COMMON STOCK	COMMON STOCK
NUMBER	SHARES

MS	MNDSPEED®

TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA	MINDSPEED TECHNOLOGIES, INC. INCORPORATED IN DELAWARE 2001	CUSIP 602682 20 5 SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

Mindspeed Technologies, Inc.

CERTIFICATE OF STOCK

(hereinafter called the Corporation) transferable on the books of the Corporation by said owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by a Transfer Agent and registered by a Registrar. Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR, BY AUTHORIZED SIGNATURE	[SEAL]	CHAIRMAN OF THE BOARD SECRETARY

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF: JUNE 24, 2008 MINDSPEED TECHNOLOGIES, INC. TSB 30295 FC

SALES: E. BUCKLEY 951-340-1950	OPERATOR: AP/DC
7 / LIVE JOBS / M /Mindspeed 30295 FC	Rev. 2

COLORS SELECTED FOR PRINTING: Logo prints in PMS 138 orange and cool gray 9. Screened Background is cool gray 9 at 7%. Intaglio prints in SC-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product.

However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.